SUNDANCE ENERGY INC.

Consolidated Financial Statements

For the Quarterly Period Ended March 31, 2022

SUNDANCE ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(all amounts in thousands except share information)

	Successor
	March 31, 2022	December 31, 2021
ASSETS
Current assets:	$10,563	$4,674
Cash and cash equivalents	17,946	20,234
Accounts receivable trade and other	118	131
Income tax receivable	5,633	2,866
Other current assets	312,505	311,267
Assets held for sale	346,765	339,172
Total current assets
Other long-term assets:
Other property and equipment, net of accumulated depreciation of $530 and $480	570	621
Operating lease right-of-use assets	4,780	5,295
Other long-term assets	2,272	2,547
TOTAL ASSETS	$354,387	$347,635

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable trade	$26,447	$50,081
Current portion of long-term debt	10,000	7,500
Accrued liabilities	7,449	14,400
Derivative liabilities	24,401	10,655
Operating lease liabilities - current	3,171	3,613
Liabilities related to assets held for sale	5,500	5,363
Total current liabilities	76,968	91,612
Long-term liabilities:
Long-term debt	115,521	103,032
Operating lease liabilities - long term	1,617	1,685
Derivative financial instruments	12,897	7,370
Other long-term liabilities	14	15
Total long-term liabilities	130,049	112,102
Total liabilities	207,017	203,714
Commitments and contingencies (Note 11)
Stockholders' Equity:
Successor common stock, $0.001 value, 686,716 shares authorized; 645,513 issued and outstanding at March 31, 2022 and December 31, 2021	1	1
Additional paid-in capital	175,804	175,804
Accumulated deficit	(28,435)	(31,884)
Total stockholders' equity	147,370	143,921
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$354,387	$347,635
The accompanying notes are an integral part of these consolidated financial statements.

SUNDANCE ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)
(all amounts in thousands)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues:
Oil sales	$45,023	$22,328
Natural gas sales	3,298	3,352
Natural gas liquid sales	6,384	2,328
Total revenues	54,705	28,008
Operating expenses:
Lease operating and workover expense	9,510	7,725
Gathering, processing and transportation expense	3,624	2,147
Production taxes	3,807	1,902
Exploration expense	1	10
Depreciation, depletion and amortization expense	273	10,792
General and administrative expense	1,727	11,811
Loss on commodity derivative financial instruments	29,818	11,568
Other expense, net	207	296
Total operating expenses	48,967	46,251
Income (loss) from operations:	5,738	(18,243)
Other income (expense)
Interest expense	(2,289)	(11,611)
Reorganization items, net	—	(11,210)
Realized foreign currency loss	—	(673)
Total other expense	(2,289)	(23,494)
Income (loss) before income taxes	3,449	(41,737)
Income taxes:
Current benefit	—	—
Deferred benefit	—	222
Total income tax benefit	—	222
Net income (loss)	$3,449	$(41,515)

The accompanying notes are an integral part of these consolidated financial statements.

SUNDANCE ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (unaudited)
(all amounts in thousands except share information)

					Accumulated
			Additional		other
	Common stock		Paid-in	Accumulated	comprehensive
	Shares	Amount	Capital	Deficit	loss	Total
BALANCES - January 1, 2021 (Predecessor)	6,876,422	$7	$633,526	$(649,606)	$(673)	$(16,746)
Stock-based compensation	—	—	13	—	—	13
Net loss	—	—	—	(41,515)	—	(41,515)
Foreign currency translation	—	—	—	—	673	673
BALANCES - March 31, 2021 (Predecessor)	6,876,422	$7	$633,539	$(691,121)	$—	$(57,575)

BALANCES - January 1, 2022 (Successor)	645,513	$1	$175,804	$(31,884)	$—	$143,921
Net income	—	—	—	3,449	—	3,449
BALANCES - March 31, 2022 (Successor)	645,513	$1	$175,804	$(28,435)	$—	$147,370

The accompanying notes are an integral part of these consolidated financial statements.

SUNDANCE ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(all amounts in thousands)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,449	$(41,515)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization expense	273	10,792
Stock-based compensation	—	13
Payable-in-kind interest	—	1,279
Deferred income tax benefit	—	(222)
Loss on commodity derivative financial instruments	29,818	11,568
Net cash settlements received on commodity derivative contracts	(10,545)	(2,681)
Realized foreign currency loss	—	673
Amortization of deferred debt issuance cost	365	931
Loss (gain) on disposal of oil and gas properties and corporate assets	—	299
Non cash reorganization expenses, net	—	8,682
Other	—	10
Changes in assets and liabilities:
Accounts receivable trade and other	2,288	(1,667)
Income tax receivable	11	—
Accounts payable trade	(8,711)	3,853
Accrued liabilities	(1,298)	8,175
Other assets and liabilities, net	377	(1,573)
Net cash provided by (used in) operating activities	16,027	(1,383)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for proved oil and gas properties	(24,895)	(3,838)
Capital expenditures for unproved oil and gas properties	(82)	—
Other property and equipment	—	(6)
Net cash used in investing activities	(24,977)	(3,844)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	14,900	10,000
Payments of debt issuance costs	—	(1,000)
Principal payments on finance lease obligations	(61)	(77)
Net cash provided by financing activities	14,839	8,923
Net change in cash and cash equivalents	5,889	3,696
CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Beginning of period	4,674	5,261
Effect of exchange rates on cash	—	(2)
End of period	$10,563	$8,955
SUPPLEMENTAL CASH FLOW DISCLOSURES
Income tax refund received	$11	$—
Interest paid, net of amounts capitalized	$2,087	$2,894
Operating lease right-of-use assets obtained in exchange for lease liabilities	$643	$112
Cash paid for reorganization items, net	$—	$3,517
NON-CASH INVESTING AND FINANCING ACTIVITIES
Accounts payable and accrued expenses for oil and gas properties	$7,442	$5,730
The accompanying notes are an integral part of these consolidated financial statements.

SUNDANCE ENERGY INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Operations

Sundance Energy Inc., a Delaware corporation, is an independent oil and gas company engaged in the development, production and exploration of oil, natural gas and natural gas liquids (“NGLs”) primarily targeting the Eagle Ford basin in South Texas. Unless otherwise specified, all references in these notes to the “Company” are to Sundance Energy Inc, and its wholly owned subsidiaries Sundance Energy, Inc., SEA Eagle Ford, LLC, Armadillo E&P, Inc, as well as Sundance Energy Australia Ltd and New Standard Energy PEL570 Ltd, through January 2021, at which time they were dissolved.

Basis of Preparation

The Company’s condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain disclosures required by accounting principles generally accepted in the United States and normally included in annual reports have been omitted. Although management believes that the disclosures in these interim financial statements are adequate, they should be read in conjunction with the financial statements, summary of significant accounting policies, and footnotes for the year ended December 31, 2021. Except as disclosed herein, there have been no material changes to the information disclosed in the notes to the consolidated financial statements included in the Company’s financial statements as of December 31, 2021.

In the opinion of management, the accompanying financial statements include all adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly, in all material respects, the Company’s interim results.  However, operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.  The condensed consolidated financial statements as of December 31, 2021 is derived from audited financial statements.

Voluntary Reorganization under Chapter 11 of the Bankruptcy Code

On March 9, 2021 (the “Petition Date”), the Company and all of its subsidiaries (collectively the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Texas (the “Bankruptcy Court”).  The Debtors also filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). On April 19, 2021, the Bankruptcy Court confirmed the Plan and on April 23, 2021 (the “Emergence Date:”), the Debtors satisfied all conditions required for Plan effectiveness and emerged from the Chapter 11 Cases.

Upon emergence, the Company adopted fresh start accounting in accordance with FASB ASC Topic 852 –Reorganizations (“ASC 852”), which specifies the accounting and financial reporting requirements for entities reorganizing through Chapter 11 bankruptcy proceedings.  The application of fresh start accounting resulted in assets and liabilities being recorded at fair value. To the extent the Emergence Date fair value of the Company’s assets and liabilities differed from the recorded values of its assets and liabilities as reflected in the consolidated financial statements immediately prior to emergence, adjustments were recorded on the consolidated statement of operations as reorganization items, net.

Additionally, after application of fresh start accounting, the Company became a new entity for financial reporting purposes.  As a result of the implementation of the Plan and the application of fresh start accounting, the consolidated financial statements after the Emergence Date are not comparable to the consolidated financial statements before that date, and the historical financial statements on or before the Emergence Date are not a reliable indicator of its financial condition and results of operations for any period after the Company’s adoption of fresh start accounting.  Refer to Note 2 for more information.  References to “Successor” refer to the Company and its financial position and results of operations after the Emergence Date.  References to “Predecessor” refer to the Company and its financial position and results of operations on or before the Emergence Date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Items subject to such estimates and assumptions include (i) oil and natural gas reserves; (ii) impairment tests of long-lived assets; (iii) depreciation, depletion and amortization; (iv) asset retirement obligations; (v) income taxes; (vi) accrued liabilities; (vii) valuation of derivative instruments; (vii) accrued revenue and related receivables; and (viii) fresh start accounting.  Although management believes these estimates are reasonable, actual results could differ from these estimates. Further, these estimates and other factors, including those outside of the Company’s control, such as the impact of lower commodity prices, may have a significant negative impact to the Company’s business, financial condition, results of operations and cash flows.

Recently Issued and Adopted Accounting Standards

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 was issued to provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The provisions of ASU 2020-04 apply only to those transactions that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform.  Adoption of the provisions of ASU 2020-04 are optional and are effective from March 12, 2020 through December 31, 2022. The Company is evaluating the options provided by ASU 2020-04 and has not determined the full impact on its consolidated financial statements and related disclosures.

NOTE 2 — FRESH START ACCOUNTING

In connection with the Company’s emergence from bankruptcy and in accordance with ASC 852, the Company qualified for and adopted fresh start accounting on the Emergence Date.  In accordance with ASC 852, with the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with FASB ASC Topic 820 – Fair Value Measurement (“ASC 820”) and FASB ASC Topic 805 – Business Combinations (“ASC 805”).  Reorganization value represents the fair value of the Successor assets before considering certain liabilities and is intended to represent the approximate amount a willing buyer would pay for the Company’s assets immediately after reorganization.

For further information on the Company’s reorganization value and the resulting fresh start adjustments made on the Emergence Date, refer to the “Fresh Start Accounting” footnote in the notes to the Company’s financial statements for the year ended December 31, 2021.

Reorganization Items, Net
Gains and losses that were realized or incurred between the Petition Date and the Emergence Date and as a direct result of the Chapter 11 Cases were recorded in reorganization items, net in the Company’s condensed consolidated statements of operations.  The following table summarizes the components of reorganization items, net for the periods presented (in thousands):

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Legal and professional advisory fees	$—	$(2,528)
Write-off of unamortized debt issuance costs	—	(7,682)
Other fees	—	(1,000)
Total reorganization items, net	$—	$(11,210)

NOTE 3 — ASSETS HELD FOR SALE

Assets Held For Sale

The condensed consolidated balance sheet includes assets and liabilities held for sale, comprised of the following (in thousands):

	Successor
Assets held for sale:	March 31, 2022	December 31, 2021
Oil and gas properties - Eagle Ford	$312,505	$311,267
Liabilities related to assets held for sale:
Asset retirement obligations	(5,500)	(5,363)
Net assets held for sale	$307,005	$305,904

    The Company classifies property as held for sale when management commits to a plan to sell the property, the plan has appropriate approvals, the sale of the property is highly probable within the next 12 months, and certain other criteria are met. At such time, the respective assets and liabilities are presented separately on the Company’s consolidated balance sheet and depletion is no longer recognized. Assets held for sale are reported at the lower of their carrying amount or their estimated fair value, less the costs to sell the assets.

In December 2021, the Company committed to a plan to sell 100% of its Eagle Ford oil and gas assets in Texas, and the Company determined it met the requirements of assets held for sale as of December 31, 2021. The assets to be sold include producing wells, proved undeveloped oil and gas locations and undeveloped properties. The Company’s owners are selling the assets in order to monetize them in the favorable price environment.

On April 12, 2022, the Company entered into a purchase and sale agreement to sell assets to SilverBow Resources, Inc (refer to Note 12 for additional information regarding the sale). The divestiture of the assets represents a strategic shift that will have a major effect on the Company’s operations and financial results. The Company determined that the expected divestiture met the disclosure requirements of discontinued operations. As these assets make up substantially all of the oil and gas properties and the asset retirement obligations on the condensed consolidated balance sheet, substantially all of the revenue and operating expenses on the consolidated statement of operations, and substantially all of the cash flows from operating and investing activities, the operating results have not been presented as discontinued operations. As of March 31, 2022, the estimated fair value less costs to sell of the assets was greater than the carrying value, which was based on the sale price per the purchase and sale agreement.

The Exit Facilities are secured by the Company’s oil and gas properties. Upon completion of the sale, the Company expects it will be required to repay all outstanding balances under the Exit Facilities.

NOTE 4 — LONG-TERM DEBT

The following is a summary of long-term debt as of March 31, 2022 and December 31, 2021 (in thousands):

	Successor
	March 31, 2022	December 31, 2021
Revolving Facility	$96,050	$81,150
Second Out Term Loan	30,000	30,000
Total principal	126,050	111,150
Unamortized debt issuance costs	(529)	(618)
Total long-term debt	125,521	110,532
Less: current portion of long-term debt (1)	(10,000)	(7,500)
Total long-term debt, net of current portion	$115,521	$103,032
(1) The Exit Facilities credit agreement requires that Company repay $2.5 million of principal on the last business day of each quarter beginning the second quarter of 2022.

Exit Facilities

On the Emergence Date, the Company entered into a new first-out senior secured revolving credit facility with Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders from time to time party thereto (the “Revolving Facility”) and a second-out senior secured term loan credit facility (the “Second Out Term Loan” and, together with the Revolving Credit Facility, the “Exit Facilities”) by amending and restating the company’s existing credit agreement (as so amended and restated, the “Amended and Restated Credit Agreement”). The Revolving Facility provides for revolving loans in an aggregate amount of up to $250 million, subject to borrowing base capacity. Letters of credit will be available up to the lesser of (a) $20 million and (b) the aggregate unused amount of commitments under the Revolving Facility then in effect. On the Emergence Date, the Company borrowed $30 million in term loans under the Second Out Term Loan .The Exit Facilities will mature on April 23, 2024. Beginning on the last business day of the second quarter of 2023, the Company will have to repay $2.5 million of principal on the Second Out Term Loan on a quarterly basis.  The Exit Facilities are secured by the Company’s oil and gas properties.

The Revolving Facility is subject to a borrowing base, which is generally redetermined at least semi-annually and depends on the volumes of the Company’s proved oil and gas reserves, commodity prices, estimated cash flows from these reserves and other information deemed relevant by the Revolving Facility lenders.  The initial borrowing base was set at $107.5 million. If, upon any downward adjustment of the borrowing base, the outstanding borrowings are in excess of the revised borrowing base, the Company may have to repay its indebtedness in excess of the borrowing base immediately, or in five equal monthly installments. The next borrowing base redetermination is scheduled for July 2022.

As of March 31, 2022, the Company had letters of credit of $11.4 million outstanding on the Revolving Facility and no available borrowing capacity.

Interest under the Revolving Facility accrues at the Company’s option at either i) an adjusted LIBOR rate plus an applicable margin between 3.00% and 4.00% per annum depending the level of funds borrowed or ii) a base rate for a base rate loan plus a margin between 2% and 3% per annum depending on the level of funds borrowed. Borrowings under the Second Out Term Loan accrue interest at a floating rate at the Company’s option, which can be either an adjusted LIBOR rate plus 8.00% per annum or a base rate plus an applicable margin of 7.00% per annum.  At March 31, 2022, the stated weighted average interest rate on the Revolving Facility and Second Term Loan was 5.0%. and 9.0%, respectively. The Company pays a fee of 0.5% per annum on any unused borrowing capacity under the Revolving Facility.

Under the Exit Facilities, the Company is required to maintain the following financial ratios:
•a minimum Current Ratio, consisting of consolidated current assets (as defined in the agreement) including undrawn borrowing capacity to consolidated current liabilities (as defined in the Revolving Facility), of not less than 1.0 to 1.0 as of the last day of any fiscal quarter; and
•a maximum Leverage Ratio, consisting of consolidated Total Debt to adjusted consolidated EBITDAX (as defined in the Revolving Facility), of not greater than 3.5 to 1.0 as of the last day of any fiscal quarter.

In addition, under the Exit Facilities, general and administrative expenditures, as defined, is limited to $10 million per rolling 12 months and the Company had certain limits on its capital expenditures through its first borrowing base redetermination.

Debtor-in-Possession Facility
Under the Plan, the Company entered into a new up to $50 million junior priority DIP Facility provided by certain of the Predecessor Term Loan lenders. The DIP Facility provided financing for the Chapter 11 Cases. During the three months ended March 31, 2021, the Predecessor expensed upfront fees of $1.0 million related to the DIP Facility, which was recorded in reorganization items, net on the condensed consolidated statement of operations. Interest on the DIP Facility accrued interest at a rate of an adjusted LIBOR rate, plus 8%. On the Emergence Date, the DIP Facility was terminated and outstanding borrowings of $45 million was converted to Successor common stock.

Predecessor Revolving Facility and Predecessor Term Loan
The Company had a syndicated Predecessor Revolving Facility with Toronto Dominion (Texas) LLC, as administrative agent, which, prior to Chapter 11 Cases, was scheduled to mature in October 2022.
The Company had a $250.0 million syndicated Predecessor Term Loan with Morgan Stanley Capital Administrators Inc., as administrative agent, which, prior to Chapter 11 Cases, was scheduled to mature in April 2023. On the Emergence Date, the Predecessor Term Loan was terminated and the outstanding borrowings of $250 million, accrued interest of $14.4 million and payable in kind interest of $4.6 million was converted to Successor common stock.
Interest Incurred on Long-Term Debt

For the three months ended March 31, 2022, the Successor incurred interest expense on long-term debt of $1.9 million. The Predecessor incurred interest expense on long-term debt of $10.6 million during the three months ended March 31, 2021. The Company did not capitalize any interest during the three months ended March 31, 2022 or 2021.

Debt Maturity Schedule

The Company’s long-term debt as of March 31, 2022 will mature as follows (in thousands):

	Payments Due by Year
	Remaining 2022	2023	2024	Total
Revolving Facility	$—	$—	$96,050	$96,050
Second Out Term Loan	7,500	10,000	12,500	30,000
Total	$7,500	$10,000	$108,550	$126,050

NOTE 5 — ASSET RETIREMENT OBLIGATIONS
The Company’s asset retirement obligations represent the present value of estimated future costs associated with the plugging and abandonment of oil and gas wells, removal of equipment and facilities from leased acreage, and land restoration in accordance with applicable lease terms, local, state and federal laws. The following table summarizes the changes in the Company’s asset retirement obligations in the three months ended March 31, 2022 (in thousands):

Successor
For the Three Months Ended
March 21, 2022
Balance, beginning of period (1)	$5,363
Accretion expense	137
Balance, end of period (1)	$5,500
(1) The asset retirement obligation as of March 31, 2022 and December 31, 2021 is classified as held for sale on the condensed consolidated balance sheet. See Note 3 for additional information.

NOTE 6 — DERIVATIVE FINANCIAL INSTRUMENTS

Commodity Derivatives
The Company uses derivative instruments to mitigate volatility in commodity prices.  While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future cash flow from favorable price changes.  The Exit Facilities credit agreement requires the Company to hedge at least 75% of the reasonably projected oil and gas production from the Proved Reserves classified as “Developed Producing Reserves” for the first 12 months following the Exit Facility effective date, and at least 50% of the reasonably projected production from the Proved Reserves for months 13-36.

As of March 31, 2022, the Company had oil and natural gas swaps and collars in place. For collars, the Company receives the difference between the published index price and a floor price if the index price is below the floor price, or pays the difference between the ceiling price and the index price if the index price is above the ceiling price.  No amounts are paid or received if the index price is between the floor and the ceiling prices. By using a collar, the minimum and maximum prices on the underlying production are fixed.

A summary of the Company’s commodity derivative positions as of March 31, 2022 follows:

Oil Swaps - WTI (1)
Year	Volumes (Bbl)	Weighted Average Price per Bbl
2022 (remaining)	637,000	$76.05
2023	599,750	72.18
2024	91,000	79.20

Oil Collars - WTI
Year	Volumes (Bbl)	Weighted Average Price per Bbl - Floor	Weighted Average Price per Bbl - Ceiling
2022 (remaining)	171,000	$40.00	$66.00
2023	224,250	42.87	61.52
2024	134,300	45.00	60.72

Natural Gas Swaps	Price Swaps - HH (2)		Price Swaps - HSC (3)
Year	Volumes (MMBtu)	Weighted Average Price per MMBtu	Volumes (MMBtu)	Weighted Average Price per MMBtu
2022 (remaining)	1,025,600	$3.14	$428,000	$2.78
2023	680,000	2.51	240,000	2.64
2024	265,000	2.67
The following is a list of index prices:
(1) WTI crude oil as quoted on NYMEX.
(2) Henry Hub (“HH”) natural gas as quoted on the NYMEX.
(3) Houston Ship Channel (“HSC”) natural gas as quoted in Platt’s Inside FERC.

Offsetting of Derivative Assets and Liabilities.

The Company nets its financial derivative instrument fair value amounts executed with the same counterparty pursuant to ISDA master agreements, which provide for net settlement over the term of the contract and in the event of default or termination of the contract. The following tables summarize the location and fair value amounts of all the Company's derivative instruments in the consolidated balance sheets, as well as the gross recognized derivative assets, liabilities and amounts offset in the condensed consolidated balance sheets (in thousands):

		Successor
		March 31, 2022
		Gross	Gross	Net Recognized
		Recognized	Amounts	Fair Value
	Balance Sheet Classification	Assets/Liabilities	Offset	Assets/Liabilities
DERIVATIVE ASSETS:
Current:
Commodity contracts	Derivative financial instruments	$642	(642)	$—
Long-term:
Commodity contracts	Derivative financial instruments	377	(377)	—
Total derivative assets		642		—

DERIVATIVE LIABILITIES:
Current:
Commodity contracts	Derivative financial instruments	25,043	(642)	24,401
Long-term:
Commodity contracts	Derivative financial instruments	13,274	(377)	12,897
Total derivative liabilities		$38,317		$37,298

		Successor
		December 31, 2021
		Gross	Gross	Net Recognized
		Recognized	Amounts	Fair Value
	Balance Sheet Classification	Assets/Liabilities	Offset	Assets/Liabilities
DERIVATIVE ASSETS:
Current:
Commodity contracts	Derivative financial instruments	$188	(188)	$—
Total derivative assets		188		—

DERIVATIVE LIABILITIES:
Current:
Commodity contracts	Derivative financial instruments	10,843	(188)	10,655
Long-term:
Commodity contracts	Derivative financial instruments	7,370	—	7,370
Total derivative liabilities		$18,213		$18,025

		Gain (Loss) Recognized in Income
		Successor	Predecessor
Not designated as ASC 815 Hedges	Statement of Operations Classification	Three months ended March 31, 2022	Three months ended March 31, 2021
Commodity contracts	Loss on commodity derivative financial instruments	$(29,818)	$(11,568)

Contingent Features in Financial Derivative Instruments.

None of the Company’s derivative instruments contain credit-risk related contingent features. Most of the counterparties to the Company’s financial derivative contracts are high credit-quality financial institutions and that are lenders under Sundance’s credit agreement. The Company generally uses credit agreement participants to hedge with, since these institutions are secured equally with the holder’s of Sundance’s bank debt, which eliminates the need to post collateral when Sundance is in a derivative liability position. The Company is not required to post letters of credit or corporate guarantees for its derivative counterparties in order to secure contract performance obligations.

Refer to Note 7 for additional information regarding the valuation of derivative instruments.

NOTE 7 — FAIR VALUE MEASUREMENT
The Company follows ASC 820, which establishes a three-level valuation hierarchy for disclosure of fair value measurements.  The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.  The three levels are defined as follows:

Level 1:        Quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2:       Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived from observable market data by correlation or other means.
Level 3:        Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

    The Level within which the financial asset or liability is classified is determined based on the lowest level of significant input to the fair value measurement. The financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are grouped into the fair value hierarchy as follows (in thousands):

	Successor
	March 31, 2022
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Derivative commodity contracts	$—	$—	$—	$—
Liabilities measured at fair value
Derivative commodity contracts	—	(37,298)	—	(37,298)
Net fair value	$—	$(37,298)	$—	$(37,298)

	Successor
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets measured at fair value
Derivative commodity contracts	$—	$—	$—	$—
Liabilities measured at fair value
Derivative commodity contracts	—	(23,552)	—	(23,552)
Net fair value	$—	$(23,552)	$—	$(23,552)

During the three months ended March 31, 2022 and year ended December 31, 2021, there were no transfers between Level 1 and Level 2 fair value measurements and no transfer into or out of Level 3 fair value measurements.

Measurement of Fair Value

a)Derivatives
The Company’s derivative instruments consist of commodity contracts (primarily swaps and collars). The Company utilizes present value techniques and option-pricing models for valuing its derivatives. Inputs to these valuation techniques include published forward prices, volatilities, and credit risk considerations, including the incorporation of published interest rates and credit spreads. All of the significant inputs are observable, either directly or indirectly; therefore, the Company’s derivative instruments are included within the Level 2 fair value hierarchy.

b)           Credit Facilities
As of March 31, 2022, the Successor had $30 million of principal debt outstanding on its Second Out Term Loan and $96.1 million of principal debt outstanding on its Revolving Facility, respectively. Both credit facilities were entered into during April 2021, and their carrying value approximates fair value as of March 31, 2022.

c)           Other Financial Instruments
The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short-term nature.

NOTE 8 — OTHER BALANCE SHEET DETAIL

The following table summarizes components of selected balance sheet accounts as of the dates presented (in thousands):

	Successor
	March 31, 2022	December 31, 2021
Accounts receivable trade and other	$17,637	$19,846
Oil, natural gas and NGL sales (1)	309	388
	$17,946	$20,234

Accrued liabilities
Oil and natural gas properties:
Capital expenditures	$1,148	$6,798
Operating expenses	4,810	5,598
Accrued interest payable	450	632
General and administrative expense	879	1,207
Fiance lease liabilities	162	165
	$7,449	$14,400

(1) Receivables are from contracts with customers.

NOTE 9 — INCOME TAXES

Income tax expense during interim periods is generally determined by applying an estimated annual effective income tax rate to year-to-date income and adjusting for any significant unusual or infrequently occurring items which are recorded in the interim period.  For the three months ended March 31, 2022, no income tax expense was recorded due to the valuation allowance recorded against the Company’s deferred tax assets.

As of December 31, 2021 the Company had US federal NOL carryforwards of $312.1 million. The Company also has various state NOL carryforwards. The determination of the state NOL carryforwards is dependent upon apportionment percentages and state laws that can change from year to year and that can thereby impact the amount of such carryforwards. If unutilized, the majority of the federal NOLs will expire between 2033 and 2037 and the sta1e NOLs will expire between 2021 and 2038. Any federal NOLs generated in 2018 or subsequent do not expire.

In connection with the Company's emergence from bankruptcy, the Company was required to reduce its tax attributes in accordance with Internal Revenue Code Sections 382 and 108 in lieu of recognizing taxable income for discharge of indebtedness. As a result, the Company's federal NOLs were reduced by $204.4 million.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers all available evidence (both positive and negative) in determining whether a valuation allowance is required. Such evidence includes the scheduled reversal of deferred tax liabilities, available taxes in carryback periods, projected future taxable income, and tax planning strategies in making this assessment. Judgment is required in considering the relative weight of negative and positive evidence. The Company continues to monitor facts and circumstances in the reassessment of the likelihood that operating loss carryforwards, credits, and other deferred tax assets will be utilized prior to their expiration. As a result, it may be determined that a deferred tax asset valuation allowance should be established or released. Any increases or decreases in a deferred tax asset valuation allowance would impact net income through offsetting changes in income tax expense.

NOTE 10 — EQUITY

The Successor adopted the Sundance Energy Inc. 2021 Stock Incentive Plan providing for the issuance from time to time, as approved by the new board of directors, of equity and equity-based awards, in the aggregate and on a fully-diluted basis, of up to 41,203 shares of new common stock, representing 6% of the new common stock issued or to be issued as of the Emergence Date. No awards have been granted under the 2021 Long-Term Incentive Plan.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Leases

The Company enters into leases as lessee to conduct its normal operations. At March 31, 2022, the Company had operating leases in place primarily for its use of compression equipment, land right of way and surface use arrangements, office facilities, and other production equipment and finance leases in place for its use of field vehicles and office equipment. Most of the Company’s leasing arrangements include extension and termination options, including evergreen provisions, all of which provide the Company flexibility in retaining the underlying facilities and equipment, as well as some protection from future price variability. The Company recognizes options to extend or terminate its leases as part of its assessment of the lease term, when it is reasonably certain to exercise the option.

The Company has applied judgment to determine the lease term for some of its lease contracts which include renewal or termination options. Certain of the Company’s leases include an “evergreen” provision that allows the contract term to continue on a month-to-month or year-to-year basis following expiration of the initial term included in the contract. The term of the lease is determined to be the non-cancelable period in the contract, plus the period beyond that cancellation period that the Company believes it is reasonably certain it will need the equipment for operational purposes.

The Company’s lease obligations as of March 31, 2022 will mature as follows (in thousands):

	Operating Leases	Finance Leases
Less than one year:	$3,340	$110
1-2 years	717	9
2-3 years	135	—
3-4 years	88	—
4-5 years	88	—
Thereafter	1,355	—
Total lease payments	$5,723	$119
Less: Interest	(819)	(2)
Total discounted lease payments	$4,904	$117

Marketing, Gathering, Processing and Transportation Commitments

In 2018, the Predecessor entered into contracts with a large midstream company to gather, process, transport and market oil, NGL and natural gas production for certain acquired properties. The contracts contain a Minimum Revenue Commitment (“MRC”) that requires payment of minimum annual fees for those services. Fixed fees are expensed as incurred and settled with the purchaser on a monthly basis. If, at the end of each calendar year, the Company fails to satisfy the MRC, the Company is required to pay a shortfall. If the volumes and associated fees under a contract exceed the MRC for any contractual year, the overage can be applied to reduce the commitment under that contract, if any, in the following year. Current production from the producing wells dedicated under these agreements is not sufficient to meet the MRC for the agreements.

The amount of the anticipated shortfall that will be incurred during 2022 under the crude oil and condensate purchase is allocated to each barrel of oil sold during the contract period, reducing the amount of revenue recognized from the sale. During the three months ended March 31, 2022 and 2021, the Company recorded contra revenue of $1.2 million and $1.1 million, respectively.

The total remaining MRC is as follows (in thousands):

2022 (remaining)
Hydrocarbon gathering and handling agreements	$5,021
Crude oil and condensate purchase agreements	3,325
Total MRC	$8,346

Litigation
The Company is involved in various legal proceedings in the ordinary course of business and recognizes a contingent liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. While the outcome of these lawsuits and claims cannot be predicted with certainty, it is the opinion of management that, as of the date of this report, it is not probable that these claims and litigation will have a material adverse impact on the Company. Accordingly, no material amounts for loss contingencies associated with litigation, claims or assessments have been accrued as of March 31, 2022.

NOTE 12 — SUBSEQUENT EVENTS

On April 12, 2022, the Company entered into a purchase and sale agreement with SilverBow Resources, Inc. (the “Buyer”) to sell its oil and gas properties for a purchase price of $354 million, consisting of cash of $225 million and 4.1 million shares of the Buyer’s common stock, valued at $129 million (based on its 30-day volume weighted average price as of April 8, 2022), subject to customary adjustments. In addition, the Company may receive up to $15 million of contingent payments based on future commodity prices. If the WTI oil price averages or is greater than $95 per barrel for the period April 13 through December 31, 2022, the Company would receive an additional cash payment of $7.5 million. If the WTI oil prices averages or is greater than $85 per barrel during 2023, the Company would receive an additional cash payment of $7.5 million.
The transaction has an effective date of May 1, 2022 and is subject to approval by SilverBow shareholders. The Company expects the transaction to close in June or July 2022.
Management has evaluated subsequent events for recognition or disclosure in the condensed consolidated financial statements through June 1, 2022, the date the condensed consolidated financial statements were available to be issued.